INDEPENDENT CONTRACTOR’S AGREEMENT

This Employment Agreement is between Com2000, Inc. (the “COMPANY”) and Webplus, Inc. (the “CONTRACTOR”).

For good consideration, the COMPANY employs the CONTRACTOR on the following terms and conditions:

1.	Employment. COMPANY agrees to, and hereby does, employ the CONTRACTOR to perform the services and to discharge such duties for the COMPANY, its parents, or any of its subsidiaries or affiliates as may be required by the Board of Directors of the COMPANY. During the period of such employment the CONTRACTOR will devote part time attention and energies to the business and to the affairs of the COMPANY. The CONTRACTOR shall not be engaged either directly or indirectly, in any other business activity, regardless of whether such activity is pursued for profit, gain, or other pecuniary advantage and/or be employed by any other corporation, partnership or individual and shall not be principal or employee in any other business without the written consent of the COMPANY.

2.	Term of Employment. Subject to the provisions for termination set forth below, this agreement will begin on February 1, 2021, unless sooner terminated.

3.	Compensation. The CONTRACTOR’s delayed compensation shall be limited to $2,000/month which shall be payable on the earliest of January 1 or within 1 month from from the date that the Borrower will go public (the SEC declares the Com2000 S-1 registration statement effective).

4.	Duties and Position. The COMPANY hires the CONTRACTOR in the capacity of the CEO. The CONTRACTOR’s duties may be reasonably modified at the COMPANY’s discretion from time to time.

5.	Confidentiality or Proprietary Information. CONTRACTOR agrees, during or one year after the term of this employment, not to reveal confidential information, trade secrets to any person, firm, corporation, or entity. Should CONTRACTOR reveal or threaten to reveal this information, the COMPANY shall be entitled to an injunction restraining the CONTRACTOR from disclosing same or from rendering any services to any entity to whom said information has been or is threatened to be disclosed. The right to secure an injunction is not exclusive, and the COMPANY may pursue any other remedies it has against the CONTRACTOR for a breach or threatened breach of this condition, including the recovery of damages from the CONTRACTOR.

6.	Reimbursement of Expenses. The CONTRACTOR may incur reasonable expenses for furthering the COMPANY’s business, including expenses for office or home office, entertainment, travel, and similar items. The COMPANY shall reimburse CONTRACTOR for all such business expenses.

7.	Termination of Agreement. Should the CONTRACTOR be terminated by the COMPANY for any reason or should the CONTRACTOR terminate his/her employment with the COMPANY, he/she will be paid all monies, including commission, earned up to and including the termination date. This preceding statement describes the total obligation of the COMPANY, should termination of employment occur. Termination of agreement must be done 30 days in advance and it must be a written notice.

8.	Effect of Prior Agreements. This agreement suspends any prior agreement between COMPANY, and any predecessor of the COMPANY and the CONTRACTOR.

9.	Settlement by Arbitration. Any claim or controversy that arises out of or relates to this agreement, or the breach of it, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court with jurisdiction.

10.	Limited Effect of Waiver by COMPANY. Should COMPANY waive breach of any provision of this agreement by the CONTRACTOR, that waiver will not operate or be construed as a waiver of further breach by CONTRACTOR.

11.	Severability. If, for any reason, any provision of this agreement is held invalid, all other provisions of this agreement shall remain in effect. If this agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the COMPANY (or any predecessor thereof) and CONTRACTOR and shall be deemed reinstated as if this agreement had not been executed.

12.	Assumption of Agreement by COMPANY’s Successors and Assignees. The COMPANY’s rights and obligations under this agreement will inure to the benefit and be binding upon the COMPANY’s successors and assignees.

13.	Oral Modification Not Binding. This instrument is the entire agreement between COMPANY and CONTRACTOR. Oral changes have no effect. It may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

Signed the 1st day of February 2021

By:	By:
COMPANY’s Authorized Representative:	CONTRACTOR:

Victor Tong / Director	Jacob Lathany / CEO
Name / Title	Name / Title

Signature (COMPANY)	Signature (CONTRACTOR)

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